Exhibit 99.1

May 26, 2026

To: Carbon Zero Technologies International Inc. (the “Company”)

8 Eu Tong Sen Street, #16-81

The Central, Singapore，059818

Tel: +65 6592 7626

Dear Sir/Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, which, for the purpose of this opinion only, excluding Hong Kong Special Administration Region, Macau Special Administration Region and Taiwan region) and as such are qualified to issue this opinion with respect to laws and regulations of the PRC currently in force and publicly available as of the date hereof (hereinafter referred to as the “PRC Laws”).

We are acting as PRC legal counsel to the Company in connection with (i) the proposed initial public offering (the “Offering”) of certain number of American Depositary Shares of the Company (the “ADSs”) , each representing a certain number of Class A ordinary shares (the “Ordinary Shares”) of the Company, as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) in relation to the Offering and (ii) the proposed listing of the ADSs on the NASDAQ Global Market (the “Listing”).

A. Documents and Assumptions

For the purpose of giving this opinion, we have carried out due diligence and examined copies of the Registration Statement and other documents (collectively the “Documents”) as we have deemed necessary and appropriate as a basis for the opinions hereinafter set forth. Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies (as defined below), and appropriate representatives of the Company and the PRC Subsidiaries (as defined below). In delivering this opinion, we have made the following assumptions (the “Assumptions”):

(a)	the genuineness of all the signatures, seals and chops;

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(b)	the authenticity of the Documents submitted to us as originals and the conformity to the originals of the Documents submitted to us as copies;

(c)	the truthfulness, accuracy and completeness of all Documents of or in connection with the Company and the PRC Subsidiaries as they were presented to us;

(d)	that the Documents which have been presented to us remain in full force and effect as of the date hereof and have not been revoked, amended, varied or supplemented, except as noted therein;

(e)	in response to our due diligence inquiries, requests and investigation for the purpose of this opinion, all the relevant information and materials that have been provided to us by the Company and the PRC Subsidiaries, including all factual statements in the Documents and all other factual information provided to us by the Company and the PRC Subsidiaries, and the statements made by the Company and the PRC Subsidiaries and relevant government officials, are true, accurate, complete and not misleading, and that the Company and PRC Subsidiaries has not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part. Where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and officers or representatives of the Company and/or other relevant entities and/or upon representations made by such persons in the course of our inquiry and consultation;

(f)	that all parties to the Documents provided to us in connection with this opinion, other than the PRC Subsidiaries, have the requisite power and authority to enter into, and have duly executed, delivered and/or issued those documents to which they are parties, and have the requisite power and authority to perform their obligations thereunder;

(g)	that all Governmental Authorizations and other official statement or documentation were obtained from competent Governmental Agencies by lawful means and all explanations and interpretations provided by government officials duly reflect the official position of the relevant Governmental Agencies and are complete, true and correct; and

(h)	with respect to all parties, the due compliance with, and the legality, validity, effectiveness and enforceability under, all laws other than the laws of the PRC.

In giving this opinion, we have assumed and have not verified the accuracy as to financial or auditing matters of each Document we have reviewed, and have relied upon opinions or reports issued by overseas legal advisers, auditors and reporting accountants of the Company.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the laws of the PRC and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC.

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B. Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

“CSRC”	means the China Securities Regulatory Commission.

“Governmental Agencies”	means any competent government authorities, agencies, courts, arbitration commissions, or regulatory bodies of the PRC or any province, autonomous region, city or other administrative division of the PRC.

“Governmental Authorizations”	means any approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agencies pursuant to any PRC Laws.

“Overseas Listing Filing Rules”	means, collectively, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, and No.1 to No.7 Supporting Guidance Rules, which were promulgated by CSRC (No. 1 to No. 5) on February 17, 2023 and came into effect on March 31, 2023, No. 6 was promulgated on May 16, 2023 and came into effect on the same day, No. 7 was promulgated on May 7, 2024.

“M&A Rules”	means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which were jointly promulgated on August 8, 2006 by six Governmental Agencies, namely, the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and the State Administration of Foreign Exchange, became effective on September 8, 2006 and were amended on June 22, 2009.

“PRC Laws”	means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

“PRC Subsidiaries”	mean any and all PRC Subsidiaries as listed in Schedule I hereto.

“Registration Statement”	means the Company’s registration statement on Form F-1, including all amendments or supplements there to, filed by the Company with the SEC under the Act in relation to the Offering, including the preliminary prospectus, as amended or supplemented, that forms part of the registration statement.

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C. Opinions

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	Corporate Structure. Based on our understanding of the current PRC Laws, the ownership structures of consolidated equity of the PRC Subsidiaries, both currently and immediately after giving effect to the Offering, do not and will not contravene any applicable PRC Laws currently in effect.

2.	M&A Rules. The M&A Rules came into effect on September 8, 2006, and were amended on June 22, 2009. Based on our understanding of the explicit provisions under PRC Laws, except as disclosed in the Registration Statement, a prior approval from the CSRC as required under the M&A Rules is not required for the Offering. However, uncertainties still exist as to how the M&A rules will be interpreted or implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementation and interpretation in any form relating to the M&A rules.

3.	Overseas Listing Filing Rules. Pursuant to the Overseas Listing Filing Rules, the Company is required to complete the filing procedure before the Offering. The Company has submitted a filing with the CSRC with respect to the Offering on November 20, 2023. On May 30, 2024, the CSRC published a Filing Completion Notice on the CSRC’s official website, confirming that the Company has completed the filing procedures with the CSRC under the Overseas Listing Filing Rules. Pursuant to the requirements of the Filing Completion Notice, if the Company fail to complete the overseas offering and listing within 12 months from the date of issuance of such notice and intend to continue with the listing process, the Company shall update the filing materials.

4.	Taxation. The statements made in the Registration Statement under the sections entitled “Taxation—PRC Taxation”, with respect to the PRC tax laws and regulations, are correct and accurate in all material respects.

5.	Enforceability of Civil Procedures. There is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against the Company or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against the Company or its directors or officers predicated upon the securities laws of the United States or any state in the United States. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

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6.	PRC Laws. To the best of our knowledge after due and reasonable inquiry, the statements in the Registration Statement on the cover page and under the captions “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Regulations”, “Use of Proceeds”, “Taxation”, and “Legal Matters”, to the extent that they describe or summarize matters of the PRC Laws, are true, accurate and correct in all material respects, and nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that there is any omission from such statements which causes such statements misleading in any material respect.

D. Qualifications

The foregoing opinions are subject to the following qualifications (the “Qualifications”):

(a)	Our opinions are limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

(b)	PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(c)	Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

(d)	Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(e)	This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. Under PRC Laws, foreign investment is restricted in certain industries. The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts and transactions contemplated thereunder, are subject to the discretion of the competent Governmental Agency.

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(f)	The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. As used in this opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereby. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company, the PRC Subsidiaries and Governmental Agencies.

(g)	We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Subsidiaries or the rendering of this opinion.

(h)	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement.

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Yours faithfully,

Zhong Lun Law Firm

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SCHEDULE I

PRC SUBSIDIARIES

No.	Company	Date of Incorporation	Percentage of Economic Ownership
1	Shenzhen ABGreen Reverse Supply Chain Co., Ltd (ABGreen Shenzhen RSC)	August 2, 2013	51.00% by ABGreen Shenzhen
2	Shenzhen ABGreen Environmental Protection Technology Co., Ltd (ABGreen Shenzhen)	March 23, 2016	75.00% by CZTI Shenzhen
3	Henan Jinyou Metal Technology Co., Ltd (Jinyou Metal)	March 10, 2021	51.00% by ABGreen Shenzhen
4	Zhoukou Senbo Environmental Protection Technology Co., Ltd (Zhoukou Senbo)	September 28, 2021	53.00% by ABGreen Shenzhen
5	Jiangxi Jingchuang Metal Manufacturing Co., Ltd	March 18, 2022	51.00% by Carbon Source Technologies (Hong Kong) Limited
6	Jushang (Hebei) Renewable Resources Co., Ltd.	March 24, 2022	51.00% by Shenzhen Chuangzhiyuan
7	Shenzhen Carbon Zero Technology Co., Ltd (CZTI Shenzhen)	June 7, 2022	100.00% by CZTI WFOE
8	ABGreen (Fuyang) Environmental Protection Technology Co., Ltd (ABGreen Fuyang)	June 8, 2022	51.00% by ABGreen Shenzhen
9	Ankang ABGreen Environmental Protection Technology Co., Ltd (ABGreen Ankang)	June 8, 2022	51.00% by ABGreen Shenzhen
10	Zhoukou BoGreen Environmental Protection Technology Co., Ltd.	January 5, 2023	53.00% by Zhoukou Senbo
11	Shenzhen Green Blue Environmental Protection Technology Co., Ltd （Shenzhen Green Blue）	March 2, 2023	100.00% by Xieguan Tonglian
12	Beijing Bgreen Technology Development Co., Ltd (CZTI WFOE)	August 30, 2023	100.00% by Carbon Zero Technologies (Hong Kong) Limited
13	Guangxi Meijin Environmental Protection Technology Co., Ltd （Guangxi Meijin ）	April 16, 2024	51.00% by ABGreen Shenzhen
14	Xieguan Tonglian (Shenzhen) Technology Co., Ltd (Xieguan Tonglian)	January 19, 2024	100.00% by Carbon Zero Technologies (Hong Kong) Limited
15	Shenzhen Carbon Poly Digital Technology Co., Ltd (Shenzhen Digital)	February 1, 2024	100.00% by Xieguan Tonglian
16	Shenzhen Yize Environmental Protection Technology Co., Ltd (Shenzhen Yize)	February 1, 2024	100.00% by Xieguan Tonglian
17	Shenzhen Bgreen Environmental Technology Co., Ltd (Shenzhen Bgreen)	February 4, 2024	100.00% by Xieguan Tonglian
18	Beijing Guoxun Renewable Resources Co., Ltd (Beijing Guoxun)	May 31, 2024	51.00% by Shenzhen Digital
19	Chuangzhiyuan Environmental Holding (Shenzhen) Co., Ltd (Shenzhen Chuangzhiyuan)	March 20,2024	65.00% by Carbon Zero Technologies (Hong Kong) Limited
20	Jiangxi Qihong New Materials Technology Co., Ltd.	July 15, 2024	51.00% by Carbon Source Technologies (Hong Kong) Limited
21	Guangdong Bo Green Investment Co., Ltd.	September 27, 2024	67.00% by Shenzhen Chuangzhiyuan
22	Gongqingcheng Yadanuo Environmental Technology Co., Ltd.	October 9, 2024	51.00% by Carbon Source Technologies (Hong Kong) Limited
23	Henan ABGreen Environmental Protection Technology Co., Ltd.	April 3, 2025	51.00% by Carbon Source Technologies (Hong Kong) Limited
24	Hubei Carbon Link Recycling Technology Co., Ltd.	February 24, 2025	100.00% by Carbon Source Technologies (Hong Kong) Limited
25	Henan Zhicheng Industrial Park Management Co., Ltd.	October 22, 2025	51.00% by Shenzhen Yize
26	Carbon Baike (Beijing) Environmental Protection Technology Co., Ltd.	November 13, 2025	51.00% by Shenzhen Digital
27	Hunan ABGreen Environmental Technology Co. Ltd	December 24, 2025	100.00% by ABGreen Shenzhen
28	Quanzhou Qinghe Environmental Protection Technology Ltd.	December 26, 2025	100.00% by ABGreen Shenzhen
29	Henan Bolv Resources and Environment Co., Ltd.	January 28, 2026	100.00% by ABGreen Shenzhen
30	Anhui ABGreen Environmental Protection Technology Co., Ltd.	March 3, 2026	100.00% by ABGreen Shenzhen
31	Shanghai Rikewo Recycled Resources Co., Ltd.	April 8, 2026	100.00% by Zhoukou Senbo

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